SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 22, 1998

                           PERRY'S MAJESTIC BEER, INC.
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             (Exact name of registrant as specified in its charter)


Delaware                             0-21079                          84-0988864
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(State or other                   (Commission                      (IRS Employer
jurisdiction of                   File Number)               Identification No.)
Formation)



38 West 32nd Street, New York, N.Y.                                        10001
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code (212) 564-2260


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          (Former name or former address, if changes since last report)

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
Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         On May 22, 1998 Perry's Majestic Beer, Inc. (the Company") completed the sale of all of the Company's assets (the "Assets") related to its Post Road Ale products, together with inventory (the "Inventory") related to those products, to Brooklyn Brewery Corporation (the "Purchaser").

         In consideration for the purchase of the Assets and the Inventory the Purchaser paid an aggregate of $365,000, consisting of $240,000 for the Assets and $125,000 for the Inventory (the "Purchase Price") The Purchase Price was paid $10,000 at Closing and the balance payable pursuant to a Promissory Note (the "Note"), delivered at Closing, and providing as follows: $150,000 on June 1, 1998; $65,000 on July 1, 1998; $11,667 on September 1, 1998; $11,667 on
November 1, 1998;  $11,667 on January 2, 1999; $11,667 on March 1, 1999; $11,667
on May 1, 1999;  $11,667 on July 1, 1999;  $11,667 on September 1, 1999; $11,667
on November 1, 1999; and $11,664 on January 2, 2000. The balance of $35,000 is payable on July 1,1998 for the benefit of a former employee of the Company. Purchaser also agreed to assume certain liabilities of the Company. The Purchase Price was determined by negotiation between the Company and the Purchaser.

         The Notes are to be repaid over a twenty month period in the amounts set forth above. The Company will receive a security interest in the Assets and Inventory as collateral for Purchaser's obligations under the Notes.


Item 7.  Financial Statements and Exhibits.
         ---------------------------------

b) The Registrant undertakes to file required financial statements under a separate Form 8K/A as soon as practicable, but no later than sixty (60) days after the date this report Form 8K is required to be filed.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                    PERRY'S MAJESTIC BEER, INC.



                                    By:  /s/ ROBERT SIPPER
                                       ---------------------------------
                                             Robert Sipper
                                             President


Dated:   June 1, 1998


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